Exhibit 99.1

ASCENT MEDIA CORPORATION TO HOST CONFERENCE CALL TO
DISCUSS ACQUISITION OF MONITRONICS INTERNATIONAL
Englewood, CO —December 20, 2010 — Ascent Media Corporation (“Ascent” or the “Company”) (Nasdaq: ASCMA) announced today that it will host a conference call at 1:00 pm ET on Monday December 20, 2010 to discuss the Company’s recent acquisition of Monitronics International (“Monitronics”). Ascent may discuss its’ and Monitronics’ historical financial performance and make observations regarding its’ outlook.
Participating on the call will be Ascent’s Chief Executive Officer, Bill Fitzgerald; Monitronics Chief Executive Officer Mike Haislip and Monitronics Chief Financial Officer, Mike Meyers.
To access the call please dial (888) 753-4238 from the United States, or (706) 643-3355 from outside the U.S. The conference call I.D. number is 33278208. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through January 3, 2011 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 33278208.
The call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx. A slide presentation with additional information about Monitronics and applicable non-GAAP measure reconciliations will also be available on Ascent’s website during the call.
About Ascent Media Corporation
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiaries, which include Monitronics and Ascent Media Group, LLC (“AMG”). AMG is currently engaged primarily in the business of providing content and creative services to the media and entertainment industries in the United States, the United Kingdom and Singapore.
AMG Transactions
On November 24, 2010, Ascent announced the execution of a definitive agreement to sell the Creative Services and Media Services businesses of AMG to Deluxe Entertainment

Services Group Inc. for aggregate net cash consideration to Ascent of approximately $68 million, subject to adjustment. The sale of the Creative Services and Media Services businesses to Deluxe is expected to close on or about December 31, 2010. On December 3, 2010, Ascent announced execution of a definitive agreement to sell the Content Distribution business of AMG to Encompass Digital Media, Inc. for aggregate net cash consideration to Ascent of approximately $113 million, subject to adjustment. The sale of the Content Distribution business to Encompass is subject to shareholder and regulatory approval, and is expected to close on or about February 28, 2011.
About Monitronics International
Founded in 1994, Monitronics International is one of the nation’s largest, fastest-growing home security alarm monitoring companies. Headquartered in Dallas, the company provides monitored business and home security system services to more than 665,000 residential and commercial customers through its network of nationwide, independent authorized dealers.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the potential sale of the Content Distribution, Creative Services and Media Services divisions and other matters that are not historical facts. These forward looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: Ascent’s ability to satisfy the conditions to the sale of any of the Content Distribution, Creative Services and Media Services divisions. These forward looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.
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Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com